Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of June 2000
                       Distribution Date of July 17, 2000
                            Servicer Certificate #50

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $34,536,723.61
Beginning Pool Factor                                        0.0750890

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $2,788,184.49
     Interest Collected                                    $236,898.05

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $44,269.43
Total Additional Deposits                                   $44,269.43

Repos / Chargeoffs                                          $13,394.69
Aggregate Number of Notes Charged Off                               66

Total Available Funds                                    $2,928,411.15

Ending Pool Balance                                     $31,876,085.25
Ending Pool Factor                                           0.0693043

Servicing Fee                                               $28,780.60

Repayment of Servicer Advances                             $140,940.82

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,766,975.22
     Target Percentage                                          10.00%
     Target Balance                                      $3,187,608.53
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                  ($108,153.96)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.804%
Current Weighted Average Remaining Term (months):                 9.63

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days           $409,242.91       331
                                 31 - 60 days          $136,972.07        79
                                 60+  days             $143,413.88        39

     Total:                                            $689,628.86       348

     Balances:                   60+  days           $1,224,327.60        39

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $52,597.47
+    Excess Serv.                                       $55,556.49
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,766,975.22


Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $34,536,723.61
Ending Pool Balance                           $31,876,085.25

Collected Principal                            $2,647,243.67
Collected Interest                               $236,898.05
Charge - Offs                                     $13,394.69
Liquidation Proceeds / Recoveries                 $44,269.43
Servicing                                         $28,780.60
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $2,899,630.55

Beginning Balance                             $34,536,723.61             $0.00     $29,105,742.85     $5,430,980.76

Interest Due                                     $183,435.70             $0.00        $154,017.89        $29,417.81
Interest Paid                                    $183,435.70             $0.00        $154,017.89        $29,417.81
Principal Due                                  $2,660,638.36             $0.00      $2,540,909.63       $119,728.73
Principal Paid                                 $2,660,638.36             $0.00      $2,540,909.63       $119,728.73

Ending Balance                                $31,876,085.25             $0.00     $26,564,833.22     $5,311,252.03
Note / Certificate Pool Factor                                          0.0000             0.0765            0.2566
   (Ending Balance / Original Pool Amount)
Total Distributions                            $2,844,074.06             $0.00      $2,694,927.52       $149,146.54

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $55,556.49
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,766,975.22
(Release) / Draw                                ($108,153.96)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                 4               3                2                1
                               Jan-00           Feb-00            Mar-00          Apr-00           May-00           Jun-00
Beginning Pool Balance     $53,062,544.68   $49,297,540.90   $45,557,777.01   $40,299,291.66   $37,245,897.10   $34,536,723.61

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $25,930.25       $13,739.48       $23,449.13       $69,126.54       $31,464.84       $13,394.69
    Recoveries                 $59,893.79       $80,396.38       $29,849.77       $11,064.22       $87,826.70       $44,269.43

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $106,315.15                 Total Charged off (Months 1 - 6)        $177,104.93
     Total Recoveries (Months 3, 2, 1)         $143,160.35                 Total Recoveries (Months 1 - 6)         $313,300.29
     Net Loss / (Recoveries) for 3 Mos         ($36,845.20)(a)             Net Loss/(Recoveries) for 6 Mos.       ($136,195.36)(c)

Total Balance (Months 5, 4, 3)             $135,154,609.57 (b)             Total Balance (Months 1 - 6)        $259,999,774.96 (d)

Loss Ratio Annualized  [(a/b) * (12)]             -0.3271%                 Loss Ratio Annualized [(c/d) (12)]         -0.6286%

Trigger:  Is Ratio > 1.5%                               No                 Trigger:  Is Ratio > 6.0%                        No

                                                                                  Apr-00           May-00           Jun-00
B)   Delinquency Trigger:                                                        $673,059.81      $552,559.14    $1,224,327.60
     Balance delinquency 60+ days                                                   1.67015%         1.48354%         3.54500%
     As % of Beginning Pool Balance                                                 1.76164%         1.65157%         2.23290%
     Three Month Average

Trigger:  Is Average > 2.0%                            Yes

C)   Noteholders Percent Trigger:                  2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No


Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer